HomeStreet, Inc. Reports Fourth Quarter and Year-End 2014 Results
Q4 Net Income of $5.6 Million, or $0.38 per Diluted Share
2014 Net Income of $22.3 Million, or $1.49 per Diluted Share
SEATTLE – January 26, 2015 – (BUSINESS WIRE) – HomeStreet, Inc. (NASDAQ:HMST) (the “Company” or “HomeStreet”), the parent company of HomeStreet Bank (the “Bank”), today announced net income of $5.6 million, or $0.38 per diluted share, for the fourth quarter of 2014, compared to net income of $5.0 million, or $0.33 per share, for the third quarter of 2014 and a net loss of $861 thousand, or $(0.06) per share, for the fourth quarter of 2013. Excluding acquisition-related expenses of $889 thousand, net income for the quarter was $6.2 million,(1) or $0.41(1) per share, compared to net income of $5.4 million,(1) or $0.36(1) per share, for the third quarter of 2014 and $1.8 million,(1) or $0.12(1) per share, for the fourth quarter of 2013. For the full year 2014, net income was $22.3 million, or $1.49 per share. Excluding acquisition-related expenses, net income for 2014 was $24.2 million,(1) or $1.62(1) per share, compared to $26.8 million,(1) or $1.81(1) per share for 2013.

“During the past year, we made substantial progress on our strategy to grow and diversify earnings. We expanded our commercial and consumer banking business and built mortgage banking market share in new and existing markets,” said HomeStreet President and CEO Mark K. Mason. “We opened three de novo retail deposit branches and grew our transaction and savings deposits by 12% in the 12-month period. Loan portfolio growth was strong throughout the year, with total loans held for investment increasing 12% over the prior year despite our sale of $266.8 million in single family loans in the first and second quarters of 2014. Net interest income also improved as a result of a higher net interest margin and strong growth of nearly 20% in average interest-earning assets, and noninterest income grew nearly 43% over the last year. Over the course of the year we also expanded our home loan center network by 11 offices and mortgage production personnel grew by 18%. As a result, and despite a 39% decrease in industry loan volume, our single family closed loan volume designated for sale was approximately the same as in 2013.

"We have made substantial progress toward our planned acquisition of Simplicity Bancorp. We have received all required regulatory approvals and the shareholder meetings of HomeStreet and Simplicity are scheduled for January 29, 2015 and February 11, 2015, respectively. Additionally, we anticipate that the California Department of Business Oversight will convene a fairness hearing on February 10, 2015 relating to our request for a permit to register our stock to be exchanged in this transaction. We are excited about the potential this acquisition offers us for building a strong consumer and commercial banking franchise in Southern California to complement our growing mortgage banking business in the region.”

(1)
The summary press release contains certain non-GAAP financial disclosures for consolidated net income excluding acquisition-related expenses and diluted earnings per share excluding acquisition-related expenses. The Company uses certain non-GAAP financial measures to provide meaningful supplemental information regarding the Company's operational performance and to enhance investors' overall understanding of such financial performance. For corresponding reconciliations to GAAP financial measures, see Non-GAAP Financial Measures beginning on page 29 of the earnings release as filed with the SEC on Form 8-K.

Conference Call
HomeStreet, Inc. will conduct a quarterly earnings conference call on Tuesday, January 27, 2015 at 1:00 p.m. ET. The Company will discuss fourth quarter 2014 results and provide an update on recent activities. A question and answer session will follow the presentation. Shareholders, analysts and other interested parties may register in advance at http://dpregister.com/10056110 or may join the call by dialing 1-877-508-9589 (1-855-669-9657 in Canada) shortly before 1:00 p.m. ET. A rebroadcast will be available approximately one hour after the conference call by dialing 1-877-344-7529 and entering passcode 10056110.

Forward-Looking Statements
This press release contains forward-looking statements concerning HomeStreet, Inc. and HomeStreet Bank and their operations, performance, financial conditions and likelihood of success. All statements other than statements of historical fact are forward-looking statements. Forward-looking statements are based on many beliefs, assumptions, estimates and expectations of our future performance, taking into account information currently available to us, and include statements about the competitiveness of the banking industry. When used in this press release, the words “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “should,” “will” and “would” and similar expressions (including the negative of these terms) may help identify forward-looking statements. Such statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of the Company. Forward-looking statements speak only as of the date made, and we do not undertake to update them to reflect changes or events that occur after that date.

We caution readers that a number of factors could cause actual results to differ materially from those expressed in, implied or projected by, such forward-looking statements. Among other things, our ability to expand our banking operations geographically and across market sectors, grow our franchise and capitalize on market opportunities, meet the growth targets that management has set for the Company, maintain our position in the industry and generate positive net income and cash flow, may be limited due to future risks and uncertainties including, but not limited to, changes in general economic conditions that impact our markets and our business, actions by the Federal Reserve affecting monetary and fiscal policy, regulatory and legislative actions that may increase capital requirements or otherwise constrain our ability to do business, our ability to maintain electronic and physical security of our customer data, our ability to attract and retain key personnel, our ability to make accurate estimates of the value of our non-cash assets and liabilities, significant increases in the competition we face in our industry and market and the extent of our success in problem asset resolution efforts. Closing of the acquisition discussed in this press release will be contingent on meeting certain conditions, including the receipt of regulatory approvals and certain shareholder approvals from the shareholders of each entity. Such transaction may be delayed in closing, may require significant management attention, and may fall short of anticipated size and value. We may not immediately realize the benefits expected from our anticipated acquisition or our recently completed bank and branch acquisitions, and integration of acquired operations may take longer or prove more expensive than anticipated. In addition, we may not recognize all or a substantial portion of the value of our rate-lock loan activity due to challenges our customers may face in meeting current underwriting standards, a decrease in interest rates, an increase in competition for such loans, unfavorable changes in general economic conditions, including housing prices, the job market, consumer confidence and spending habits either nationally or in the regional and local market areas in which the Company does business and legislative or regulatory actions or reform (including, without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act). A discussion of the factors that we recognize to pose risk to the achievement of our business goals and our operational and financial objectives is contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013 and Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2014. These factors are updated from time to time in our filings with the Securities and Exchange Commission, and readers of this release are cautioned to review those disclosures in conjunction with the discussions herein.
Information contained herein, other than information at December 31, 2013 and for the twelve months then ended, is unaudited. All financial data should be read in conjunction with the notes to the consolidated financial statements of HomeStreet, Inc., and subsidiaries as of and for the fiscal year ended December 31, 2013, as contained in the Company's Annual Report on Form 10-K for such fiscal year.

Additional Information About the Merger and Where to Find it
The merger of Simplicity Bancorp, Inc. (“Simplicity”) with and into HomeStreet (the “merger”) will require the approval of Simplicity’s stockholders, and the issuance of shares comprising the merger consideration will require the approval of HomeStreet’s shareholders. This earnings release is not a recommendation in favor of a vote on the transaction or on the issuance of shares in the transaction, nor is it a solicitation of proxies in connection with any such vote. HomeStreet and Simplicity filed a joint proxy statement and other relevant documents with the SEC on January 6, 2015 in connection with the merger. The parties have also applied for registration of the HomeStreet shares to be issued in the transaction following a fairness hearing to be convened by the Commissioner of the California Department of Business Oversight. Details about the fairness hearing, including a formal notice of the hearing, will be published and made available to Simplicity stockholders in accordance with Section 25142 of the California Corporations Code.

SHAREHOLDERS OF SIMPLICITY AND HOMESTREET ARE ADVISED TO READ THE JOINT PROXY STATEMENT, AS WELL AS THE FAIRNESS HEARING NOTICE WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC AND THE CALIFORNIA DEPARTMENT OF BUSINESS OVERSIGHT, IN ADDITION TO ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

The joint proxy statement, fairness hearing notice (when it becomes available), and other relevant materials, and any other documents filed with or furnished to the SEC by HomeStreet or Simplicity, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, investors and security holders may obtain free copies of these documents by contacting the Corporate Secretary of HomeStreet at 800-654-1075 or the Corporate Secretary of Simplicity at 800-524-2274. HomeStreet and Simplicity and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from Simplicity and HomeStreet shareholders in connection with the proposed merger. Information concerning such participants’ ownership of Simplicity and HomeStreet common shares is set forth in the joint proxy statement. This communication does not constitute an offer to sell, or a solicitation of an offer to buy, any securities.
For details and the complete earnings release, please refer to the Company’s investor relations website at http://ir.homestreet.com as well as the Form 8-K filing at www.sec.gov.

Contact:	Investor Relations & Media:
HomeStreet, Inc.
Terri Silver, 206-389-6303
terri.silver@homestreet.com
http://ir.homestreet.com